UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2022

IDEAYA Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38915	47-4268251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 443-6209

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2022, IDEAYA Biosciences, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2022. Only stockholders of record as of the close of business on April 12, 2022, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 38,632,622 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of three Class III directors to hold office until the 2025 annual meeting of stockholders or until their respective successors are elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan L. Kelley, M.D.	30,165,016	3,442,946	2,961,916
Scott W. Morrison	20,373,793	13,234,169	2,961,916
Jeffrey L. Stein, Ph.D.	18,072,384	15,535,578	2,961,916

Proposal 2. The ratification of the selection, by the Audit Committee of the Board of Directors of the Company, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022:

Votes For	Votes Against	Abstentions
36,533,072	36,756	50

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date:	June 10, 2022	By:	/s/ Yujiro Hata
Yujiro Hata President and Chief Executive Officer